As filed with the Securities and Exchange Commission on April 15, 2025

Registration Nos. 333-278738 and 333-278738-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD INFRASTRUCTURE CORPORATION	BROOKFIELD INFRASTRUCTURE PARTNERS L.P.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

British Columbia, Canada	Bermuda
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable

(IRS Employer Identification Numbers)	(IRS Employer Identification Numbers)

250 Vesey Street, 15th Floor New York, New York 10281-1023 (212) 417-7000	73 Front Street, 5th Floor Hamilton, HM 12, Bermuda +1 (441) 294-3309

(Address and telephone number of registrant’s principal executive offices)	(Address and telephone number of registrant’s principal executive offices)

Brookfield Infrastructure LLC

Brookfield Place

250 Vesey Street, 15th Floor

New York, New York 10281

(212) 417-7000

(Name, address and telephone number of agent for service of the registrants)

Copies to:

Mile T. Kurta, Esq.

Christopher R. Bornhorst, Esq.

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York 10036

(212) 880-6000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrants hereby amend the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, as amended, may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) to the Registration Statement on Form F-3 (File Nos. 333-278738 and 333-278738-01) (the “Registration Statement”) is being filed by Brookfield Infrastructure Corporation (“BIPC”) and Brookfield Infrastructure Partners L.P. (“BIP”) (i) to incorporate by reference BIPC’s Annual Report on Form 20-F for the year ended December 31, 2024 and BIP’s Annual Report on Form 20-F for the year ended December 31, 2024; and (ii) to make corresponding changes to the prospectus in Part I of the Registration Statement, and update as appropriate the information contained in such prospectus, including to reflect the expiration of the Rights Agreement (as defined in this Post-Effective Amendment). In addition, this Post-Effective Amendment clarifies the file number for the documents incorporated by reference herein by BIPC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon the re-filing of its Form 6-K, originally filed on December 27, 2024 using the EDGAR format type 8-K12B to evidence its succession to Brookfield Infrastructure Holdings Corporation (formerly Brookfield Infrastructure Corporation) pursuant to Rule 12g-3(a) under the Exchange Act, which was refiled on EDGAR format type 8-K12G on March 3, 2025.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated April 15, 2025

Brookfield Infrastructure Corporation

Brookfield Infrastructure Partners L.P.

Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation

Limited Partnership Units of Brookfield Infrastructure Partners L.P.

(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)

Brookfield Infrastructure Corporation (“BIPC” or our “company”) may, from time to time, issue up to $1,000,000,000 of its class A exchangeable subordinate voting shares (the “exchangeable shares”). Each exchangeable share is exchangeable at the option of the holder for one limited partnership unit (each, a “LP unit”) of Brookfield Infrastructure Partners L.P. (“BIP” or the “Partnership”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BIPC), as described in this prospectus. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell from time to time up to 13,012,789 exchangeable shares issuable upon exchange of the Class A.2 Shares (as defined herein) that were distributed to the Brookfield Group (as defined herein) in connection with the Arrangement (as defined herein), in amounts, at prices and on terms that will be determined at the time these securities are offered. The Brookfield Group is, and the selling securityholders are expected to be, affiliated with our company and the Partnership. However, neither our company nor the Partnership will receive any proceeds from the sales of these exchangeable shares by the selling securityholders. See “Selling Securityholders” and “Plan of Distribution”.

This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company upon any exchange, redemption or acquisition of the exchangeable shares being offered hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company) in accordance with the terms of the exchangeable shares as provided in our company’s articles of incorporation. The Partnership has filed a registration statement on Form F-3 (File No. 333-278737) to register the issuance or delivery of LP units in connection with any such redemption, exchange or acquisition.

Each time exchangeable shares are offered hereunder, our company and the Partnership will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents our company and the Partnership incorporate by reference before you invest in our securities.

The exchangeable shares are traded on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “BIPC”. The LP units are traded on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is    , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that our company and the Partnership have filed with the SEC using a shelf registration process. Under this shelf registration process, our company and the Partnership may sell the exchangeable shares in one or more offerings and certain selling securityholders to be identified in a prospectus supplement may also offer and sell exchangeable shares. This prospectus provides you with a general description of the exchangeable shares and LP units. Each time our company, the Partnership or the selling securityholders sell exchangeable shares hereunder, our company and the Partnership will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to our group and the securities that may be offered hereunder.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” we have authorized to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we have previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

We and the selling securityholders are offering to sell exchangeable shares, and are seeking offers to buy exchangeable shares, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any “free writing prospectus” and the offering of exchangeable shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any “free writing prospectus” must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any “free writing prospectus” outside the United States. This prospectus, any prospectus supplement and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context requires otherwise, when used in this prospectus, the terms “we”, “us”, “our,” “our company” and “BIPC” mean Brookfield Infrastructure Corporation, as successor to Brookfield Infrastructure Holdings Corporation (“BIHC” or “Old BIPC”) (which was previously named Brookfield Infrastructure Corporation) pursuant to the Arrangement, together with all of its subsidiaries, the term “Brookfield Infrastructure” refers to, collectively, the Partnership, Brookfield Infrastructure L.P. (the “Holding LP”), the subsidiaries of the Holding LP, from time-to-time, through which Brookfield Infrastructure holds all its interests in the operating entities, which are the entities that directly or indirectly hold Brookfield Infrastructure’s current operations and assets that Brookfield Infrastructure may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements (but excluding our company and BIHC and their respective subsidiaries), and the term “our group” refers to, collectively, our company, BIHC and all of their respective subsidiaries and Brookfield Infrastructure. The term “General Partner” refers to Brookfield Infrastructure Partners Limited, the Partnership’s general partner. The term “Brookfield” refers to Brookfield Corporation and any subsidiary of Brookfield Corporation, other than our group and, unless the context otherwise requires, includes Brookfield Asset Management Ltd. The term “Brookfield Group” refers to Brookfield Corporation and its subsidiaries, and unless the context otherwise requires, includes Brookfield Asset Management Ltd.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because our company is organized under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda, certain of the directors of our company and the General Partner as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of our company’s and the Partnership’s assets and the assets of those directors and experts may be located outside the United States.

Unless otherwise specified, all dollar amounts and financial information in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars and, unless otherwise indicated, the financial information has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. These forward-looking statements and information relate to, among other things, our group’s business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as “anticipate”, “believe”, “could”, “estimate”, “likely”, “expect”, “intend”, “may”, “continue”, “plan”, “potential”, “objective”, “tend”, “seek”, “target”, “foresee”, “aim to”, “outlook”, “endeavor”, “will”, “would” and “should” or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our group’s current expectations regarding future results or events and are based on information currently available to our group and on assumptions our group believes are reasonable.

Although our group believes that its anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to our group or are within its control. If a change occurs, our business, financial condition, liquidity and results of operations and our group’s plans and strategies may vary materially from those expressed in the forward-looking statements and information in this prospectus and in any prospectus supplement and/or any “free writing prospectus”, and in any of the documents incorporated by reference herein or therein.

Factors that could cause our group’s actual results to differ materially from those contemplated or implied by the forward-looking statements and information in this prospectus and any prospectus supplement include, without limitation:

•	commodity risks;

•

alternative technologies could impact the demand for, or use of, the businesses and assets that our group owns and operates and could impair or eliminate the competitive advantage of our group’s businesses and assets;

•	acquisitions may subject us to additional risks and the expected benefits of our acquisitions may not materialize;

•	the competitive market for acquisition opportunities and the inability to identify and complete acquisitions as planned;

•	pending acquisitions, dispositions and other transactions may not be completed on the timeframe or in the manner contemplated, or at all;

•	our group’s ability to renew existing contracts and win additional contracts with existing or potential customers;

•	timing and price for the completion of unfinished projects;

•	infrastructure operations may require substantial capital expenditures;

•	exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;

•	exposure to increased economic regulation and adverse regulatory decisions;

•	First Nations claims to land, adverse claims or governmental claims may adversely affect our group’s infrastructure operations;

•	some of our group’s current operations are held in the form of joint ventures or partnerships or through consortium arrangements;

•	some of our group’s businesses operate in jurisdictions with less developed legal systems and could experience difficulties in obtaining effective legal redress, which creates uncertainties;

•

actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our group’s assets;

•	equipment that we need, including spare parts and components required for project development, may become unavailable or difficult to procure;

•	reliance on technology and exposure to cyber-security incidents;

•	customers may default on their obligations;

•	reliance on tolling and revenue collection systems;

•	Brookfield’s influence over our group and our group’s dependence on Brookfield as the service providers;

•	the lack of an obligation of Brookfield to source acquisition opportunities for our group;

•	our group’s dependence on Brookfield and its professionals;

•

the role and ownership of Brookfield in the Partnership, the Holding LP and our company may change and interests in the general partner of the Partnership may be transferred to a third party without unitholder or shareholder consent;

•	Brookfield may increase its ownership of the Partnership or our company;

•	the master services agreement and our other arrangements with Brookfield do not impose on Brookfield any fiduciary duties to act in the best interests of holders of exchangeable shares or LP units;

•	conflicts of interest between the Partnership, our company, their respective unitholders and shareholders, on the one hand, and Brookfield, on the other hand;

•	our group’s arrangements with Brookfield may contain terms that are less favorable than those which otherwise might have been obtained from unrelated parties;

•	the general partner of the Partnership may be unable or unwilling to terminate the master services agreement;

•	the limited liability of, and our group’s indemnification of, our service providers;

•	the Partnership or our company may not be able to continue paying comparable or growing cash distributions to holders of exchangeable shares or LP units in the future;

•	the exchangeable shares can be significantly impacted by the market price of the LP units and the combined business performance of our group as a whole;

•	the Partnership and our company are holding entities that rely on their subsidiaries to provide the funds necessary to pay their distributions and meet their financial obligations;

•	our company is exempt from certain requirements of Canadian securities laws and we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•	our company may become regulated as an investment company under the U.S. Investment Company Act of 1940, as amended;

•	the effectiveness of our internal controls;

•	our group’s assets are or may become highly leveraged and our group intends to incur indebtedness above the asset level;

•	the acquisition of distressed companies may subject our group to increased risks, including the incurrence of additional legal or other expenses;

•	the redemption of exchangeable shares by our company at any time or upon notice from the holder of the Class B Shares (as defined herein);

•

future sales and issuances of exchangeable shares (including upon exchange of Class A.2 Shares by the Brookfield Group) or LP units or securities exchangeable for exchangeable shares or LP units, or the perception of such sales or issuances, could depress the trading price of the exchangeable shares or LP units;

•	unitholders do not have a right to vote on Partnership matters or to take part in the management of the Partnership;

•	market price of the exchangeable shares and LP units may be volatile;

•	dilution of existing shareholders;

•	changes to U.S. laws or policies, including changes in U.S. domestic and economic policies and foreign trade policies and tariffs;

•	technological change;

•	foreign currency risk and risk management activities;

•	investors may find it difficult to enforce service of process and enforcement of judgments against the Partnership or our company;

•	changes in tax law and practice;

•

general economic conditions and risks relating to the economy, including geopolitical concerns such as trade conflict and civil unrest, unfavorable changes in interest rates, political and economic policies, inflation and volatility in financial markets, as well as variable economic conditions in the markets where we operate;

•	increasing political uncertainty, which may impact our ability to expand in certain markets;

•	adverse changes in currency exchange rates;

v

•	potential unavailability of credit on favorable terms, or at all;

•	potential unfavorable changes in government policy and legislation;

•

federal, state and foreign anti-corruption and trade sanctions laws and restrictions on foreign direct investment applicable to us and our operating businesses create the potential for significant liabilities and penalties, the inability to complete transactions, imposition of significant costs and burdens, and reputational harm;

•	exposure to uninsurable losses and force majeure events;

•	labor disruptions and economically unfavorable collective bargaining agreements;

•	exposure to occupational health and safety related accidents;

•	high levels of government regulation upon many of our group’s operating entities, including with respect to rates set for our regulated businesses;

•	our group’s infrastructure business is at risk of becoming involved in disputes, possible litigation and governmental investigations;

•	our ability to finance our operations due to the status of the capital markets;

•	changes in our credit ratings;

•	our operations may suffer a loss from fraud, bribery, corruption, sanctions violations or other illegal acts;

•	new regulatory initiatives related to environmental, social and governance and/or sustainability;

•	potential human rights impacts of our business activities; and

•

other factors described in the BIPC Annual Report and the BIP Annual Report, including, but not limited to, those described under Item 3.D “Risk Factors” therein and in other documents incorporated by reference in this prospectus and any prospectus supplement.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our group’s forward-looking statements and information to make decisions with respect to an investment in our securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our group’s forward-looking statements and information might not occur. These risks could cause our group’s actual results and our group’s plans and strategies to vary from our group’s forward-looking statements and information. We qualify any and all of our group’s forward-looking statements and information by these cautionary factors. Our group disclaims any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.

Each exchangeable share has been structured with the intention of providing an economic return equivalent to one LP unit. We therefore expect that the market price of the exchangeable shares will be significantly impacted by the market price of the LP units and the combined business performance of our group as a whole.

WHERE YOU CAN FIND MORE INFORMATION

Our company and the Partnership are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and our company and the Partnership will fulfill their obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, our company and the Partnership are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our company, the Partnership and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that our company and the Partnership file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our websites at https://bip.brookfield.com and https://bip.brookfield.com/bipc. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023. The information on our company and on the Partnership’s respective websites is not incorporated by reference into the registration statement and should not be considered a part of the registration statement or this prospectus, and the references to our websites in the Registration Statement and this prospectus are inactive textual references only.

Our company and the Partnership are foreign private issuers, and therefore are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our group’s officers, directors and principal shareholders and unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our group’s securities. In addition, neither our company nor the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, our company and the Partnership intend to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, annual reports on Form 20-F or Form 40-F, as applicable, containing financial statements audited by an independent public accounting firm. Our company and the Partnership also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows our company and the Partnership to “incorporate by reference” into this prospectus certain documents that our company and the Partnership file with or furnish to the SEC. This means that our company and the Partnership can disclose important information to you by referring to those documents. Any reports filed by our company and the Partnership with the SEC after the date of this prospectus and before the date that the offering of exchangeable shares by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

1.

our company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025 (the “BIPC Annual Report”), including the description of our exchangeable shares in Exhibit 2.1 thereto and any amendment or report filed for purposes of updating such description; and

2.

the Partnership’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March  24, 2025 (the “BIP Annual Report”), including the description of the LP units in Exhibit 2.1 thereto and any amendment or report filed for purposes of updating such description.

Due to an administrative error, the BIPC Annual Report was incorrectly filed under the SEC file number for Old BIPC (File No. 001-39250) and not under the new SEC file number for BIPC (File No. 000-56727). Notwithstanding the SEC file number assigned to the BIPC Annual Report on EDGAR, going forward all reports filed by BIPC with the SEC under the Exchange Act will be filed under the new SEC file number for BIPC (File No. 000-56727).

All annual reports filed by our company and the Partnership with the SEC on Form 20-F or Form 40-F, as applicable, and any Form 6-K filed or furnished by our company and the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Our company and the Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to our company or the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to:

Brookfield Infrastructure Partners L.P.

Investor Relations

73 Front Street, 5th Floor

Hamilton HM 12

Bermuda

Attn: Investor Relations and Communications

E-mail: bip.enquiries@brookfield.com

Telephone: 1 (441) 294-3309

-or-

Brookfield Infrastructure Corporation

Investor Relations

250 Vesey Street, 15th Floor

New York, New York 10281

Telephone: (212) 417-7000

Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY

The Offer and Expected Timetable

Our company and the selling securityholders may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements): (1) up to $1,000,000,000 of exchangeable shares in primary offerings by our company; and (2) in secondary offerings by the selling securityholder, up to 13,012,789 exchangeable shares issuable upon exchange of the Class A.2 Shares that were distributed to the Brookfield Group in connection with the Arrangement, respectively. The Brookfield Group is, and the selling securityholders are expected to be, affiliated with our company and the Partnership. However, neither our company nor the Partnership will receive any proceeds from the sales of these exchangeable shares by the selling securityholder. See “Selling Securityholders” and “Plan of Distribution”. The actual offer per security will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company upon any exchange, redemption or acquisition of exchangeable shares being offered hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company) in accordance with the terms of the exchangeable shares as provided in our company’s articles of incorporation. The Partnership has filed a registration statement on Form F-3 (File No. 333-278737) to register the issuance or delivery of LP units in connection with any such redemption, exchange or acquisition.

The exchangeable shares are listed on the NYSE and the TSX under the symbol “BIPC.” The LP units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.

Brookfield Infrastructure Corporation

Our company was incorporated under the Business Corporations Act (British Columbia) on October 3, 2024. Our head office is located at 250 Vesey Street, 15th Floor, New York, New York 10281 and our registered office is located at 1055 West Georgia Street, Suite 1500, P.O. Box 11117, Vancouver, British Columbia V6E 4N7.

Our company serves as an alternative investment vehicle for investors in the Partnership who prefer owning our infrastructure operations through a corporate structure. While our current operations consist of a U.K. regulated distribution operation, a Brazilian regulated gas transmission operation and a global intermodal logistics operation, shareholders have exposure to several other markets across the utilities, transport, midstream, and data operating segments of Brookfield Infrastructure by virtue of the exchange feature of our company’s exchangeable shares.

On December 24, 2024, our company completed an arrangement (the “Arrangement”), pursuant to which 1505109 B.C. Ltd. (which was renamed Brookfield Infrastructure Corporation) became the successor issuer under Rule 12g-3(a) of the Exchange Act to the former Brookfield Infrastructure Corporation, which was renamed Brookfield Infrastructure Holdings Corporation, and Old BIPC’s class A exchangeable subordinate voting shares (the “Old BIPC Shares”) were delisted. The purpose of the Arrangement was to allow our company to maintain the benefits of its business structure, while addressing proposed amendments to the Income Tax Act (Canada) that were expected to result in additional costs to our company if no action was taken. In connection with the Arrangement, among other things, (i) holders of Old BIPC Shares, other than members of the Brookfield Group, received exchangeable shares in exchange for their Old BIPC Shares on a one-for-one basis; (ii) the Brookfield Group transferred its 13,012,789 Old BIPC Shares to Old BIPC in exchange for class A.2 exchangeable non-voting shares of Old BIPC (“Class A.2 Shares”) on a one-for-one basis; (iii) the Old BIPC Shares were delisted; and (iv) the exchangeable shares were listed on the NYSE and the TSX. The Class A.2 Shares are exchangeable by the Brookfield Group into exchangeable shares or LP units on a one-for-one basis. In connection with the Arrangement, our company issued approximately 119 million exchangeable shares in exchange for Old BIPC Shares. The exchangeable shares issued in exchange for Old BIPC Shares under the Arrangement were exempt from registration under the Securities Act pursuant to Section 3(a)(10) thereof.

For additional information, please refer to the BIPC Annual Report and the other documents filed by BIPC that are incorporated herein by reference.

Brookfield Infrastructure Partners L.P.

The Partnership is a Bermuda exempted limited partnership that was formed on May 21, 2007, under the provisions of the Exempted Partnerships Act 1992 of Bermuda, as amended, and the Limited Partnership Act 1883 of Bermuda, as amended. The Partnership’s head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and its telephone number at that address is +1 441 294-3309. The Partnership was spun-off from Brookfield Asset Management Inc. (now Brookfield Corporation) and certain of its affiliates on January 31, 2008. The LP units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.

The Partnership is a leading global infrastructure company that owns and operates high quality, essential, long-life assets in the utilities, transport, midstream and data sectors across the Americas, Asia Pacific and Europe. We are focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows.

The Partnership’s sole material assets are its managing general partnership interest and preferred limited partnership interest in the Holding LP. The Partnership serves as the Holding LP’s managing general partner and has sole authority for the management and control of the Holding LP.

For additional information, please refer to the BIP Annual Report and the other documents filed by BIP that are incorporated herein by reference.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the BIP Annual Report, the BIPC Annual Report and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties we face. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”

REASON FOR THE OFFER AND USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the exchangeable shares by our company for general corporate purposes. The actual application of proceeds from the sale of any particular offering of exchangeable shares covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In the case of a sale by a selling securityholder, neither our company nor the Partnership will receive any of the proceeds from such sale.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale or other disposition by certain selling securityholders that are indirect wholly-owned subsidiaries of Brookfield Corporation and which will be identified in a prospectus supplement, of up to 13,012,789 exchangeable shares issuable upon exchange of the Class A.2 Shares that were distributed to the Brookfield Group in connection with the Arrangement. The Class A.2 Shares are exchangeable on a one-for-one basis by the Brookfield Group into exchangeable shares (subject to an ownership cap that limits the exchange by the Brookfield Group of Class A.2 Shares such that exchanges by the Brookfield Group may not result in the Brookfield Group owning 9.5% or more of the aggregate fair market value of all issued and outstanding shares of our company) or LP units.

The Brookfield Group is, and the selling securityholders are expected to be, affiliated with our company and the Partnership. However, neither our company nor the Partnership will receive any proceeds from the sales of these exchangeable shares by the selling securityholder.

This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company upon any exchange, redemption or acquisition of exchangeable shares being offered by the selling securityholders hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company) in accordance with the terms of the exchangeable shares as provided in our company’s articles of incorporation.

For additional information regarding relationships between the selling securityholders and our company and the Partnership, see elsewhere in this prospectus, the applicable prospectus supplement(s) and the documents incorporated by reference herein and therein. In addition, for a description of potential conflicts of interest (and the methods of resolving them), please see Item 7.B, “Related Party Transactions— Relationship with Brookfield” in the BIPC Annual Report and the BIP Annual Report, each of which is incorporated by reference in this prospectus.

CAPITALIZATION

For information regarding the capitalization of our company and the Partnership, see the documents incorporated by reference herein. Each prospectus supplement will include information on our company’s and the Partnership’s capitalization in connection with offerings hereunder.

DESCRIPTION OF EXCHANGEABLE SHARES

The following description of the exchangeable shares sets forth certain general terms and provisions of exchangeable shares following consummation of the Arrangement. As of March 20, 2025, there were 119,022,666 exchangeable shares outstanding. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our company’s articles and notice of articles (“our articles”). Our articles are filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Through the rights and governance structures described in this prospectus, each exchangeable share is intended to provide its holder with an economic return that is equivalent to that of a LP unit. Consequently, we expect that the market price of the exchangeable shares will be significantly impacted by the market price of the LP units and the combined business performance of our company, the Partnership and their respective subsidiaries as a whole. For a more detailed description of the share capital of our company, see “Item 10.B Memorandum and Articles of Association—Description of Our Share Capital” in the BIPC Annual Report.

Voting

Except as otherwise expressly provided in our articles or as required by law, each holder of exchangeable shares is entitled to receive notice of, and to attend and vote at, all meetings of our shareholders. Each holder of exchangeable shares is entitled to cast one vote for each exchangeable share held at the record date for determination of shareholders entitled to vote on any matter. Except as otherwise expressly provided in our articles or as required by law, the holders of exchangeable shares and class B multiple voting shares of our company (the “Class B Shares”) will vote together and not as separate classes. See “—Class B Shares” below for a description of the Class B Shares.

Holders of exchangeable shares hold an aggregate 25% voting interest in our company.

Dividends

The holders of exchangeable shares are entitled to receive dividends as and when declared by our board subject to the special rights of the holders of any other class of shares ranking senior to the exchangeable shares with respect to priority in payment of dividends. Each exchangeable share will receive identical dividends to the distributions paid on each LP unit.

Each exchangeable share entitles its holder to cumulative dividends per share in a cash amount equal in value to (i) the amount of any distribution made on an LP unit multiplied by (ii) the conversion factor (which is currently one, subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership) determined in accordance with our articles and in effect on the record date of such dividend (the “Exchangeable Dividends”). See “—Exchange by Holder—Adjustments to Reflect Certain Capital Events” below. The record and payment dates for the dividends on the exchangeable shares, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the distributions upon the LP units.

If the full amount of an Exchangeable Dividend is not declared and paid concurrently with a distribution on the LP units, or is declared but is not paid on the payment date, then the undeclared or unpaid amount of such Exchangeable Dividend shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such Exchangeable Dividend has been earned, declared or authorized. Any Exchangeable Dividend payment made shall first be credited against the earliest accumulated but unpaid Exchangeable Dividends due which remain payable (the “Unpaid Dividends”). All Exchangeable Dividends shall be paid prior and in preference to any dividends or distributions on the Class B Shares. The holders of exchangeable shares are not entitled to any dividends from our company other than the Exchangeable Dividends.

Class A.1 Shares and Class A.2 Shares

Pursuant to the Arrangement, the articles of Old BIPC were amended to create the class A.1 exchangeable subordinate shares (the “Class A.1 Shares”) and the Class A.2 Shares. Our company transferred the Old BIPC Shares it received from shareholders other than the Brookfield Group to Old BIPC in exchange for Class A.1 Shares and the Brookfield Group transferred its Old BIPC Shares to Old BIPC in exchange for Class A.2 Shares, in each case on a one-for-one basis. The Class A.1 Shares held by our company are exchangeable for LP units, but will generally only be exchanged by our company following an exchange by a holder of exchangeable shares in order to allow our company to satisfy its obligation to deliver LP units to the exchanging holder of exchangeable shares, and not for our company’s own account. In addition, the Class A.2 Shares are exchangeable on a one-for-one basis by the Brookfield Group into exchangeable shares (subject to an ownership cap that limits the exchange by the Brookfield Group of Class A.2 Shares such that exchanges by the Brookfield Group may not result in the Brookfield Group owning 9.5% or more of the aggregate fair market value of all issued and outstanding shares of our company) or LP units. As of the date of this prospectus, there are 13,012,789 Class A.2 Shares issued and outstanding, all of which are held by the Brookfield Group.

Class B Shares

Voting. Except as otherwise expressly provided in the articles or as required by law, each holder of Class B Shares is entitled to receive notice of, and to attend and vote at, all meetings of our shareholders. Except as otherwise expressly provided in the articles or as required by law, the holders of exchangeable shares and Class B Shares will vote together and not as separate classes. The holders of the Class B Shares are entitled to cast, in the aggregate, a number of votes equal to three times the number of votes attached to the exchangeable shares.

Dividends. The holders of Class B Shares are entitled to receive dividends as and when declared by our company’s board of directors subject to the special rights of the holders of exchangeable shares and any other shares ranking senior to the Class B Shares with respect to priority in payment of dividends.

Subject to the rights of holders of exchangeable shares at the time outstanding having prior rights as to dividends and the payment to any holders of exchangeable shares who have delivered notices of exchange, each Class B Share entitles its holder to dividends as and when declared by our company’s board of directors.

In the event a dividend is declared and paid on the exchangeable shares consisting of exchangeable shares, our company’s board of directors will, subject to applicable law, contemporaneously declare and pay an equivalent dividend on the Class B Shares consisting of Class B Shares.

Liquidation. Upon any liquidation, dissolution or winding up of our company, after the payment in full of the amount due to the holders of exchangeable shares described below in “—Liquidation”, the remaining assets and property of our company will be distributed among the holders of the Class B Shares.

Redemption by Holder. Holders of Class B Shares have the right to tender all or a portion of their Class B Shares for cash for each Class B Share equal to the NYSE closing price of one unit (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) on the date of the request for redemption. Upon receipt of a request for redemption, we will have thirty (30) days to deliver the cash amount to the exchanging holder.

Restrictions on Transfer. The Class B Shares may only be transferred to affiliates of the Partnership.

Exchange by Holder

Holders of exchangeable shares have the right to exchange all or a portion of their exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole discretion of our group). In the event the Partnership ceases to be a publicly listed entity, the value of a LP unit will be determined by (i) the last available bid price from an independent source such as an over-the-counter market or an independent investment banking firm; or (ii) if (i) is not applicable, then the amount that a holder of a LP unit would receive upon the liquidation of the Partnership and sale of its assets in accordance with the terms of its partnership agreement. If you hold exchangeable shares through a broker, please contact your broker to request an exchange on your behalf. If you are a registered holder of exchangeable shares, please contact the transfer agent and follow the process described below.

Each holder of exchangeable shares who wishes to exchange one or more of his or her exchangeable shares for LP units or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our transfer agent. The transfer agent will promptly notify our company and the Partnership of the receipt of a notice of exchange. Upon receipt of a notice of exchange, our company shall, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, deliver to the tendering holder of exchangeable shares, in accordance with instructions set forth in the notice of exchange, one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole election of our company). Upon completion of the exchange of any exchangeable shares as described herein, the holder of exchangeable shares who has exchanged its exchangeable shares will have no further right, with respect to any exchangeable shares so exchanged, to receive any dividends on exchangeable shares with a record date on or after the date on which such exchangeable shares are exchanged.

In lieu of our company delivering LP units or paying cash as described in the preceding paragraph, the Partnership, in its sole discretion, may elect to satisfy our exchange obligation by acquiring all of the tendered exchangeable shares in exchange for issuing directly to such tendering holder one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole election of the Partnership). If the Partnership elects to satisfy our exchange obligation directly (in lieu of our company delivering LP units or cash as described above), it shall, within three (3) business days from the receipt of the holder’s notice of exchange, provide written notice to our transfer agent of its intention to satisfy the exchange obligation and shall satisfy such obligation within ten (10) business days from the date that the notice of exchange is received by our transfer agent by delivering to such holder of exchangeable shares the LP units or its cash equivalent. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.

On March 31, 2025, the Rights Agreement (the “Rights Agreement”) between Brookfield Corporation and Wilmington Trust, National Association expired in accordance with its terms.

No Fractional LP Units. No fractional LP units will be issued or delivered upon exchange of exchangeable shares. In lieu of any fractional LP units to which the tendering holder of exchangeable shares would otherwise be entitled at our group’s election, our group will pay an amount in cash equal to the LP unit value on the trading day immediately preceding the exchange date multiplied by such fraction of a LP unit.

Conversion of Tendered Exchangeable Shares. Brookfield Infrastructure is entitled at any time to have any or all exchangeable shares acquired by Brookfield Infrastructure converted into Class B Shares on a one-for-one basis.

Adjustments to Reflect Certain Capital Events. The conversion factor (which is currently one) is subject to adjustment in accordance with our articles to reflect certain capital events, including (i) if the Partnership or our company declares or pays a distribution to its unitholders consisting wholly or partly of LP units or a dividend to its shareholders consisting wholly or partly of exchangeable shares, as applicable, without a corresponding distribution or dividend, as applicable, being declared or paid by the other entity; (ii) if the Partnership or our company splits, subdivides, reverse-splits or combines its outstanding LP units or exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if the Partnership or our company distributes any rights, options or warrants to all or substantially all holders of its LP units or exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire LP units or exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for LP units or exchangeable shares), as applicable, without a corresponding distribution of rights, options or warrants by the other entity; (iv) if the Partnership distributes to all or substantially all holders of LP units evidences of its indebtedness or assets (including securities), or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities, but excluding all distributions where a comparable distribution (or the cash equivalent) is made by our company; or (v) if the Partnership or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the LP units (but excluding for all purposes any exchange or tender offer to exchange LP units for exchangeable shares or any other security economically equivalent to LP units), to the extent that the cash and value of any other consideration included in the payment per LP unit exceeds certain thresholds.

Redemption by Issuer

Our board has the right upon sixty (60) days’ prior written notice to holders of exchangeable shares to redeem all of the then outstanding exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events (each a “Redemption Event”): (i) the total number of exchangeable shares outstanding decreases by 50% or more over any twelve-month period; (ii) a person acquires 90% of the LP units in a take-over bid (as defined by applicable securities law); (iii) unitholders of the Partnership approve an acquisition of the Partnership by way of arrangement or amalgamation; (iv) unitholders of the Partnership approve a restructuring or other reorganization of the Partnership; (v) there is a sale of all or substantially all of the Partnership’s assets; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (vii) our board, in its sole discretion, concludes that the unitholders of the Partnership or holders of exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. For greater certainty, unitholders do not have the ability to vote on such redemption and our board’s decision to redeem all of the then outstanding exchangeable shares will be final. In addition, the holder of Class B Shares may deliver a notice to our company specifying a redemption date upon which our company shall redeem all of the then outstanding exchangeable shares, and upon sixty (60) days’ prior written notice from our company to holders of the exchangeable shares and without the consent of holders of exchangeable shares, our company shall be required to redeem all of the then outstanding exchangeable shares on such redemption date, subject to applicable law.

Upon any such Redemption Event, the holders of exchangeable shares shall be entitled to receive pursuant to such redemption one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of our company).

Notwithstanding the foregoing, upon any Redemption Event, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of the Partnership). Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.

Liquidation

Upon any liquidation, dissolution or winding up of our company, and subject to the prior rights of holders of any other class of shares of our company ranking in priority or ratably with the exchangeable shares and after the payment in full (i) to any holder of exchangeable shares or Class B Shares that has submitted a notice of the exercise of the exchange rights described above at least ten (10) days prior to the date of the liquidation, dissolution or winding up (or in the case of the Class B Shares, thirty (30) days prior to the date of the liquidation, dissolution or winding up) and (ii) of any Unpaid Dividends, the holders of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of exchangeable shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.

Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, the Partnership may elect to acquire all of the outstanding exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) plus, in each case, a cash amount for each exchangeable share equal to any Unpaid Dividends per exchangeable share. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.

Automatic Redemption upon Liquidation of the Partnership

Upon any liquidation, dissolution or winding up of the Partnership, including where substantially concurrent with a liquidation, dissolution or winding up of our company, all of the then outstanding exchangeable shares will be automatically redeemed by us on the day prior to the liquidation, dissolution or winding up of the Partnership and immediately following the automatic redemption by BIHC of the Class A.1 Shares and Class A.2 Shares (or the exercise by the Partnership of any call rights in respect thereof). Each holder of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of our company).

Notwithstanding the foregoing, upon any such redemption, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “—Exchange by Holder—Adjustments to Reflect Certain Capital Events”) plus, in each case, a cash amount for each exchangeable share equal to any Unpaid Dividends per exchangeable share. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of the Partnership. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.

Conversion to Class B Shares

The Partnership, or any of its controlled subsidiaries, is entitled to convert each held exchangeable share to a Class B Share on a one-for-one basis.

Book-Based System

The exchangeable shares may be uncertificated or represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) or the Depository Trust Company (“DTC”), as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the exchangeable shares may be effected through the book-based system administered by CDS or DTC, as applicable.

Treatment of Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer

The exchangeable shares are not LP units and will not be treated as LP units for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. LP units and exchangeable shares are not securities of the same class. As a result, holders of exchangeable shares will not be entitled to participate in an offer or bid made to acquire LP units, unless such offer is extended to holders of exchangeable shares and holders of LP units will not be entitled to participate in an offer or bid made to acquire exchangeable shares, unless such offer is extended to holders of LP units. In the event of a takeover bid for LP units, a holder of exchangeable shares who would like to participate would be required to tender his or her exchangeable shares for exchange, in order to receive a LP unit, or the cash equivalent, at the election of our group, pursuant to the exchange right. If an issuer tender offer or issuer bid is made for the LP units at a price in excess of the market price of the LP units and a comparable offer is not made for the exchangeable shares, then the conversion factor for the exchangeable shares may be adjusted. See “—Exchange by Holder—Adjustments to Reflect Certain Capital Events” above for more information on the circumstances in which adjustments may be made to the conversion factor.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS

The LP units are non-voting limited partnership interests in the Partnership. Holders of LP units are not entitled to the withdrawal or return of capital contributions in respect of the LP units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership’s limited partnership agreement or upon the liquidation of the Partnership as described in the BIP Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in the Partnership’s limited partnership agreement, a holder of LP units will not have priority over any other holder of LP units, either as to the return of capital contributions or as to profits, losses or distributions. The LP units rank junior to the preferred limited partnership units with respect to priority in the payment of distributions and in the distribution of the assets of the Partnership in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary, as further described in the BIP Annual Report. Holders of LP units will not be granted any preemptive or other similar right to acquire additional interests in the Partnership. In addition, holders of LP units do not have any right to have their LP units redeemed by the Partnership. For a more detailed description of the LP units, please refer to the BIP Annual Report, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference. Additionally, the Partnership’s limited partnership agreement, as amended, is filed as an exhibit to the registration statement of which this prospectus forms a part. There were no changes to the Partnership’s capital structure or the LP units as a result of the Arrangement.

PLAN OF DISTRIBUTION

Our company and any selling securityholders may sell exchangeable shares to or through underwriters or dealers; directly to one or more purchasers; through agents; in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; through a combination of any of these methods of sale; or through any other method permitted by applicable law and described in the applicable prospectus supplement. The distribution of exchangeable shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of exchangeable shares, underwriters may receive compensation from our company and the Partnership or the selling securityholders or from purchasers of exchangeable shares for whom they may act as agents in the form of concessions or commissions.

Each prospectus supplement relating to the offering of exchangeable shares will set forth the terms of the offering, including the names of any underwriters or agents, the purchase price or prices of the offered securities, the proceeds to us from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.

Under agreements which may be entered into by our company, the Partnership, the selling securityholders and the underwriters, dealers and agents who participate in the distribution of our exchangeable shares may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

The exchangeable shares to be offered by our company pursuant to this prospectus will be a new issue of securities. Certain broker-dealers may make a market in the exchangeable shares but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the exchangeable shares or as to the liquidity of the trading market for such securities.

Selling securityholders may use this prospectus in connection with the resale of exchangeable shares. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the exchangeable shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of such securities. The Brookfield Group is, and the selling securityholders are expected to be, affiliated with our company and the Partnership. Accordingly, the sale of exchangeable shares by the selling securityholders hereunder may be deemed to be conducted by or on behalf of our company and the Partnership. Our company and the Partnership will not receive any proceeds from sales by selling securityholders.

In connection with any underwritten offering of our exchangeable shares, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of such securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Our company is incorporated under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda. A substantial portion of our company’s and the Partnership’s assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. Our company has appointed an agent for service of process in the United States. The Partnership has appointed an agent for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, its general partner, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.

The ability to effect service of process and the enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that our company is incorporated under the laws of the Province of British Columbia, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of our company and such persons may be located outside the United States.

The Partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be enforceable in Bermuda against the Partnership, its general partner, the directors of the General Partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Partnership, the directors of the General Partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely give recognition to a valid, final and conclusive in personam judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as: (i) the Canadian or U.S. court issuing the judgment had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda law; (ii) the Canadian or U.S. court issuing the judgment did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; and (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda (this is likely to be the case if, for example, there is a Bermuda judgment which conflicts with the judgment of the foreign court in respect of which the enforcement is sought or if the judgment creditor has unsettled judgment debts in Bermuda).

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Partnership’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Partnership, its general partner, the directors of the General Partner or the experts named in this prospectus in the first instance for a violation of

Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS

The validity of the exchangeable shares offered by this prospectus will be passed upon by McMillan LLP, British Columbia counsel to our company. The validity of the LP units issuable upon exchange, redemption or acquisition of the exchangeable shares offered pursuant to this prospectus and other matters of Bermuda law will be passed upon for the Partnership by Appleby (Bermuda) Limited.

EXPERTS

The financial statements of the Partnership as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The financial statements of Brookfield Infrastructure Corporation as of December 31, 2024, and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of our company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by our company.

SEC registration fee	$206,027.32	*
Blue sky fees and expenses		**
NYSE and TSX listing fees		**
Transfer agent fees		**
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	Includes $165,531.13 registration fees that were carried forward from a prior registration statement.
**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

Brookfield Infrastructure Corporation

Brookfield Infrastructure Partners L.P.

Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation

Limited Partnership Units of Brookfield Infrastructure Partners L.P.

(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Brookfield Infrastructure Partners L.P.

The sections of the Annual Report on Form 20-F of Brookfield Infrastructure Partners L.P. (the “Partnership”) for the year ended December 31, 2024 entitled “Item 6.A. Directors and Senior Management—Indemnification and Limitations on Liability”, “Item 6.C. Board Practices—Indemnifications and Limitations on Liability”, “Item 7.B. Related Party Transactions—Relationship with Brookfield—Indemnification Arrangements”, “Item 10.B. Memorandum and Articles of Association—Description of Our Units, Preferred Units and Our Limited Partnership Agreement—Indemnification; Limitations on Liability”, and “Item 10.B. Memorandum and Articles of Association—Description of the Holding LP’s Limited Partnership Agreement—Indemnification; Limitations on Liability” include disclosure relating to the indemnification of certain of the Partnership’s affiliates and the directors and officers of the Partnership’s general partner and the Partnership’s service providers and are incorporated by reference herein. There are no material changes to such sections as a result of the Arrangement.

Brookfield Infrastructure Corporation

The sections of the Annual Report on Form 20-F of Brookfield Infrastructure Corporation (our “company” and together with the Partnership, the “Registrants”) for the year ended December 31, 2024 entitled “Item 6.A. Directors and Senior Management—Indemnification and Limitations on Liability”, “Item 6.C. Board Practices—Indemnification and Limitations on Liability”, and “Item 7.B. Related Party Transactions—Relationship with Brookfield—Indemnification Arrangements” include disclosure relating to the indemnification of certain of our company’s affiliates and the directors and officers of our company and our company’s service providers and are incorporated by reference herein. There are no material changes to such sections as a result of the Arrangement.

Articles

Under the articles and notice of articles of our company, we will, to the fullest extent permitted by law, indemnify any present or former director or officer of our company (or a person serving as a director, officer, trustee, employee or agent of another corporation at our company’s request), who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action while acting in such capacity, for all liability and loss suffered (including, without limitation, any judgments, fines, or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred. Our company may enter into agreements with any such person to provide such indemnification. The right to indemnification includes the right to be paid by our company the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition, such that the advances are paid by our company within sixty (60) days after the receipt by our company of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to the articles).

Our company will not indemnify any present or former director or officer of our company for acts of bad faith, fraud, willful misfeasance, gross negligence, knowing violation of law or reckless disregard of the director’s duties or for any act for which indemnification is specifically prohibited under the Business Corporations Act (British Columbia) (“BCBCA”).

Insurance

Our company has the benefit of insurance coverage under which the directors of our company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors by reason of any acts or omissions covered under the policy in their respective capacities as directors of our company, including certain liabilities under securities laws.

Master Services Agreement

Under the master services agreement, under which our company is included as a service recipient (as amended, the “Master Services Agreement”), the Service Providers (as defined in the Master Services Agreement) have not assumed and will not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and will not be responsible for any action that the service recipients take in following or declining to follow the advice or recommendations of the Service Providers. The maximum amount of the aggregate liability of the Service Providers or any of their affiliates, or of any director, officer, employee, contractor, agent, advisor or other representative of the Service Providers or any of their affiliates, will be equal to the base management fee previously paid by the service recipients in the two most recent calendar years pursuant to the Master Services Agreement. The service recipients have also agreed to indemnify each of the Service Providers, Brookfield Corporation and their directors, officers, agents, members, partners, shareholders and employees to the fullest extent permitted by law from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred by an indemnified person or threatened in connection with our company’s respective businesses, investments and activities or in respect of or arising from the Master Services Agreement or the services provided by the Service Providers, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the Master Services Agreement, to the fullest extent permitted by law, the indemnified persons will not be liable to the service recipients except for conduct that involved bad faith, fraud, willful misconduct, gross negligence or in the case of a criminal matter, action that the indemnified person knew to have been unlawful.

BCBCA

Under the BCBCA, our company may indemnify a present or former director or officer or a person who acts or acted at our company’s request as a director or officer of an associated corporation, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, regulatory or investigative action or other proceeding in which he or she is involved by reason of being or having been a director or officer of our company or such other entity and provided that the director or officer acted honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be, and, in the case of a criminal, administrative, regulatory, or investigative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of our company or such other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from our company as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above.

***

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit	Description

1.1*	Form of Underwriting Agreement

4.1(1)	Articles and Notice of Articles of Brookfield Infrastructure Corporation (formerly 1505109 B.C. Ltd.)

4.2(2)	Certificate of Registration of Brookfield Infrastructure Partners L.P., registered as of May 29, 2007

4.3(3)	Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated February 16, 2018

4.4(4)	First Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated September 12, 2018

4.5(5)	Second Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated February 27, 2020

4.6(6)	Third Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated September 21, 2020

4.7(7)	Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated January 21, 2021

4.8(8)	Fifth Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Infrastructure Partners L.P., dated May 24, 2021

4.9(9)	Registration Rights Agreement by and between Brookfield Infrastructure Corporation, Brookfield Infrastructure Partners L.P. and Brookfield Corporation, dated December 24, 2024

4.10(10)	Support Agreement dated August 20, 2021, by and among Brookfield Infrastructure Corporation, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure Corporation Exchange Limited Partnership, Brookfield Infrastructure Corporation Exchange GP Inc. and Brookfield Infrastructure Holdings (Canada) Inc.

4.11(11)	First Amendment to the Support Agreement, dated December 24, 2024, by and among Brookfield Infrastructure Holdings Corporation, Brookfield Infrastructure Corporation, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure Corporation Exchange Limited Partnership, Brookfield Infrastructure Corporation Exchange GP Inc. and Brookfield Infrastructure Holdings (Canada) Inc.

5.1+	Opinion of McMillan LLP, as to certain matters of British Columbia law

5.2+	Opinion of Appleby (Bermuda) Limited, as to certain matters of Bermuda law

23.1	Consent of Deloitte LLP

23.2+	Consent of McMillan LLP (included in the opinion filed as Exhibit 5.1)

23.3+	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.2)

24.1+	Powers of Attorney (included in the signature page to the initial filing of this Registration Statement)

107+	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.
+	Previously filed.
(1)	Incorporated by reference to Exhibit 99.11 to our company’s Form 6-K filed December 27, 2024.
(2)	Incorporated by reference to Exhibit 1.1 to the Partnership’s Registration Statement on Form 20-F filed July 31, 2007.

(3)	Incorporated by reference to Exhibit 99.1 to the Partnership’s Form 6-K filed February 16, 2018.
(4)	Incorporated by reference to Exhibit 99.1 to the Partnership’s Form 6-K filed September 12, 2018.
(5)	Incorporated by reference to Exhibit 99.1 to the Partnership’s Form 6-K filed February 27, 2020.
(6)	Incorporated by reference to Exhibit 3.1 to the Partnership’s Form 6-K filed September 21, 2020.
(7)	Incorporated by reference to Exhibit 3.1 to the Partnership’s Form 6-K filed January 21, 2021.
(8)	Incorporated by reference to Exhibit 4.1 to the Partnership’s Form 6-K filed June 1, 2021.
(9)	Incorporated by reference to Exhibit 99.3 to our company’s Form 6-K filed December 27, 2024.
(10)	Incorporated by reference to Exhibit 4.30 to the Partnership’s Form 20-F filed March 9, 2022.
(11)	Incorporated by reference to Exhibit 99.4 to the Partnership’s 6-K filed December 27, 2024.

ITEM 10.	UNDERTAKINGS

(a)	The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5)	That for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(6)

That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF BROOKFIELD INFRASTRUCTURE CORPORATION

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on April 15, 2025.

BROOKFIELD INFRASTRUCTURE CORPORATION

By:	/s/ Michael Ryan
Name:	Michael Ryan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2025.

Signature	Title

* Samuel Pollock	Chief Executive Officer (Principal Executive Officer)

* David Krant	Chief Financial Officer (Principal Financial and Accounting Officer)

* Jeffrey Blidner	Director

* William Cox	Director

* Roslyn Kelly	Director

* John Mullen	Director

* Daniel Muñiz Quintanilla	Director

* Anne Schaumburg	Director

* Suzanne Nimocks	Director

* Rajeev Vasudeva	Director

*By:	/s/ Michael Ryan
Name:	Michael Ryan
Title:	Attorney-in-Fact

SIGNATURES OF BROOKFIELD INFRASTRUCTURE PARTNERS L.P.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on April 15, 2025.

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner, BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on April 15, 2025.

Signature	Title

* Samuel Pollock	Chief Executive Officer Brookfield Infrastructure Group L.P. (Principal Executive Officer)

* David Krant	Chief Financial Officer Brookfield Infrastructure Group L.P. (Principal Financial and Accounting Officer)

* Jeffrey Blidner	Director of Brookfield Infrastructure Partners Limited

* William Cox	Director of Brookfield Infrastructure Partners Limited

* Roslyn Kelly	Director of Brookfield Infrastructure Partners Limited

* Daniel Muñiz Quintanilla	Director of Brookfield Infrastructure Partners Limited

* Suzanne Nimocks	Director of Brookfield Infrastructure Partners Limited

* Anne Schaumburg	Director of Brookfield Infrastructure Partners Limited

* Rajeev Vasudeva	Director of Brookfield Infrastructure Partners Limited

* By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Attorney-in-Fact

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 2 to the Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Infrastructure Corporation and Brookfield Infrastructure Partners L.P. in the United States, on April 15, 2025.

BROOKFIELD INFRASTRUCTURE LLC

By:	/s/ Ralph Klatzkin
Name:	Ralph Klatzkin
Title:	Vice President